UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026 (November 25, 2025)

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16243 Highway 216
Brookwood, Alabama		35444
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Warrior Met Coal BC, LLC and Warrior Met Coal Mining, LLC Federal Coal Leases

On November 25, 2025, Warrior Met Coal BC, LLC (“Warrior BC”), a wholly-owned subsidiary of Warrior Met Coal, Inc. (“Warrior”), entered into Federal Coal Lease ALES-056519 at Mine No. 1 (the “Mine No. 1 Lease”) and Warrior Met Coal Mining, LLC (“Warrior Mining”, and together with Warrior BC, the “Companies”), a wholly-owned subsidiary of Warrior, entered into Federal Coal Lease ALES-055797 at Mine No. 4 (the “Mine No. 4 Lease”, and, together with the Mine No. 1 Lease, the “Leases”), each with the United States of America through the Bureau of Land Management (the “BLM”) of the United States Department of the Interior. The Mine No. 1 Lease covers approximately 8,346 acres and the Mine No. 4 Lease covers approximately 5,704 acres. The BLM estimates the Mine No. 1 Lease tract contains approximately 36.3 million short tons of recoverable coal reserves, and the Mine No. 4 Lease tract contains approximately 16.9 million short tons of recoverable coal reserves. Subject to the terms and conditions thereof, the Leases provide the Companies with the exclusive right to drill for, mine, extract, remove or otherwise process and dispose of the coal deposits in, upon, or under the lands described therein. Each Lease has a minimum term of 20 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of the twentieth lease year and each 10-year period thereafter. Pursuant to each Lease, each Company is required to pay customary production royalties of 7% of the value of the coal produced and per acre annual rental payments to the BLM, and has agreed to indemnify the BLM from any claims arising out of the Companies’ activities and operations under the Leases.

Warrior BC bid approximately $32 million for the Mine No. 1 Lease and has submitted a payment for approximately $6.4 million, which is the first of five equal payments. Warrior Mining bid approximately $15 million for the Mine No. 4 Lease and has submitted a payment for approximately $3 million, which is the first of five equal payments. Successive payments are due each year on the anniversary of each Lease for the next 4 years.

On January 13, 2026, the U.S. Department of the Interior issued mining plan approval documents for each Lease, thereby authorizing coal development and mining operations on parts of each Lease within the area of mining plan approval.

Copies of the Mine No. 1 Lease and the Mine No. 4 Lease will be filed as exhibits to Warrior’s Report on Form 10-K for the year ended December 31, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: January 16, 2026	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer